EXHIBIT 5.1

                         SOLOVAY MARSHALL & EDLIN, P.C.
                                845 THIRD AVENUE
                            NEW YORK, NEW YORK 10022


May 13, 1998

Kideo Productions, Inc.
611 Broadway
New York, NY  10012

     - AND -

The Selling Stockholders
identified in the Registration
Statement identified herein

RE: Kideo Productions - Selling Shareholder Registration Statement

Gentlemen:

We have acted as counsel to Kideo Productions, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form SB-2 relating to the registration of 1,152,500 shares of the Company's Common Stock (the "Shares") for the proposed sale of such shares by the Selling Stockholders named in that Registration Statement.

In this connection, we have examined:

      (i) the Registration Statement of the Company on Form SB-2, Registration Number 333-48657, as filed with the Securities and Exchange Commission (the "Commission") on March 26, 1998, as subsequently amended by Amendments Nos. 1 and 2 thereto (such Registration Statement as so amended being hereinafter called the "Registration Statement");

      (ii) the Prospectus included in the Registration Statement, in the form filed with Amendment No. 2 thereto;

      (iii) the Certificate of Incorporation and the By-Laws of the Company, in each case as amended through the date hereof;

      (iv) a certificate, dated a recent date, relating to the good standing of the Company in its jurisdiction of incorporation;

      (v) originals or copies, certified or otherwise identified to our satisfaction, of resolutions and/or other corporate proceedings which have been adopted or taken by the Company and/or its stockholders; and

      (vi) originals or copies, certified or otherwise identified
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to our satisfaction, of such documents, corporate and official records, certificates and records of governmental and other public authorities, and other instruments of or relating to the Company as we have deemed necessary or appropriate for the purposes of rendering this opinion.

In rendering this opinion, we have relied upon and assumed the following:

      1. We have assumed the authenticity of all documents and instruments submitted to us as originals, the genuineness of all signatures, and the conformity to original documents and instruments of all documents and instruments submitted to us as certified, photostatic, facsimile or telecopied copies.

      2. We have assumed the legal capacity of each individual signatory, and the power and authority of each corporate signatory (other than the Company), of a document or instrument to execute said document or instrument.

      3. As to matters of fact relating to the Company, we have relied upon (a) certificates or other written statements of governmental or other public authorities (and/or oral statements made by such authorities to CSC Network/Prentice-Hall as our agent and confirmed to us orally and/or in writing by such agent) and (b) certificates or other oral and/or written statements of officers of the Company. We have no reason to believe, and do not believe, that we are not justified in relying upon the aforesaid certificates or other written statements as to matters of fact.

Subject to the foregoing, we are of the opinion that:

      (a) The issuance and sale of the Shares have been duly authorized and, when the Shares have been sold pursuant to the Registration Statement, they will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.

In addition, this constitutes our firm's consent to all references to it set forth in the Registration Statement.

The members of this firm are members of the bar of the State of New York, and this opinion is limited to matters governed by the federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware and, with respect to opinions expressed herein relating to the Subsidiary, the laws of the Province of British Columbia, Canada. Any opinion stated herein as being to our best knowledge is given after due investigation of the matters at issues.

                                             Very truly yours,

                                             /s/ Solvay Marshall & Edlin, P.C.